Exhibit 99.1

Live Ventures Provides Business Update

LAS VEGAS, April 6, 2020 -- Live Ventures Incorporated (Nasdaq: LIVE), a diversified holding company, today provided a business update in response to the COVID-19 pandemic.

Vintage Stock has temporarily closed all of its retail stores and expects stores to remain closed until permitted to reopen by government authorities.  Vintage Stock continues to operate and serve its customers online at www.vintagestock.com.

Marquis Industries, a national carpet manufacturer and hard surface flooring supplier, is continuing to operate on a scaled down basis to meet continuing demand and service its customers.  Sales, administration, warehouse, distribution, and some manufacturing facilities remain open with temporarily reduced staffing.  Marquis has agreed to file for unemployment benefits for employees who are temporarily furloughed during this time.

Jon Isaac, President and Chief Executive Officer of Live Ventures, commented, “We are following the guidance of global health professionals to ensure the health and wellbeing of our associates, customers, and communities. Our associates and customers are our main priority and our thoughts are with those affected by this situation.”  Mr. Isaac continued, “As of April 3, 2020, we estimate we had total cash on hand and availability under our various lines of credit between $18 million - $20 million. Despite near-term uncertainties, we remain confident in the long-term potential of our business and we will continue to monitor the situation and respond accordingly.”

Live Ventures expects to publish its Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2019 on or before April 10, 2020.

About Live Ventures

Live Ventures Incorporated, originally incorporated in 1968, is a diversified holding company with several wholly owned subsidiaries and a strategic focus on acquiring profitable companies that have demonstrated a strong history of earnings power. Through its subsidiary Marquis Industries, the company manufactures and sells residential and commercial carpets primarily in North America. Marquis Industries also designs, sources and sells hard-surface flooring. Through its subsidiary Vintage Stock, an award-winning entertainment retailer, the company sells new and pre-owned movies, classic and current generation video games and systems, music on CD & LP, collectible comics, books, toys, and more. Vintage Stock, through its stores and website, ships product worldwide directly to the customer's doorstep. Through its subsidiary ApplianceSmart, the company sells new major household appliances in the United States through a chain of company-owned retail stores operating under the name ApplianceSmart®.

Forward-Looking and Cautionary Statements

Exhibit 99.1

The use of the word “company” or “Company” refers to Live Ventures Incorporated and its wholly-owned subsidiaries.  This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the company’s actual results. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. Live Ventures may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K and 10-Q, Current Reports on Form 8-K, in its annual report to stockholders, in press releases and other written materials, and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 (available at http://www.sec.gov). Live Ventures undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contact:

Live Ventures Incorporated
Tim Matula, Investor Relations
(425) 836-9035

tmatula@liveventures.com

http://liveventures.com
Source:  Live Ventures Incorporated